Exhibit 10.25

FIFTH LOAN MODIFICATION AGREEMENT

This Fifth Loan Modification Agreement is entered into as of April 8, 2004, by and between Optio Software, Inc. (“Borrower”) and Silicon Valley Bank (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated April 25, 2002, as amended by a First Loan Modification Agreement, dated September 12, 2002, as amended by a Second Loan Modification Agreement, dated April 24, 2003, as amended by a Third Loan Modification Agreement, dated June 4, 2003, as amended by a Fourth Loan Modification Agreement, dated December 4, 2003, as may be further amended from time to time, (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Revolving Line in the amount of Four Million Dollars ($4,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Section 6.7(i) of the Loan Agreement, entitled “Quick Ratio,” shall be amended to read as follows:

“A monthly (for intra-quarter months only) ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.40 to 1.00, and a quarterly ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.75 to 1.00.”

B.	The definition of “Revolving Maturity Date” in Section 13.1 of the Loan Agreement shall be amended to read as follows:

“Revolving Maturity Date” is April 22, 2005.

C.	Borrower’s Borrowing Compliance Certificate shall be amended in the form of Exhibit A hereto.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN AND DOCUMENTATION FEES. Borrower shall pay Bank a Loan Fee of Fifteen Thousand Dollars ($15,000.00) and a Legal Documentation Fee in the amount of Five Hundred Fifty Dollars ($550.00), plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon the following:

•	Bank’s receipt of this Fifth Loan Modification duly executed by the Borrower; and

•	Payment of Loan and Legal Documentation fees.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

OPTIO SOFTWARE, INC.		SILICON VALLEY BANK

By:	/s/ Caroline Bembry	By:	/s/ Steven DiPasquale

Name:	Caroline Bembry	Name:	Steven DiPasquale
Title:	Chief Financial Officer	Title:	Vice President

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	OPTIO SOFTWARE, INC.

The undersigned authorized officer of Optio Software, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                          with all required covenants except as noted below and (ii) all representations and warranties in the Agreement, to the knowledge of Borrower, are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 30 days (except FQE)	Yes	No
Quarterly + 10-Q + CC	FQE within 45 days (except FYE)	Yes	No
Annual (Audited) + 10-K + CC	FYE within 90 days	Yes	No
A/R Agings	Monthly within 30 days	Yes	No
A/R Audit	Initial and Annual	Yes	No
Borrowing Base Certificate	Monthly within 30 days	Yes	No

Financial Covenant	Required	Actual	Complies
Maintain:
Monthly Minimum Quick Ratio	1.40:1.00	:1.00	Yes	No
Quarterly Minimum Quick Ratio	1.75:1.00	:1.00	Yes	No
Monthly Minimum EBIDTA:	$1.00	$	Yes	No

Have there been updates to Borrower’s intellectual property, if appropriate? Yes / No

BANK USE ONLY
Comments Regarding Exceptions: See Attached.
Received by:
Sincerely,	AUTHORIZED SIGNER

Optio Software, Inc.	Date:
Verified:
SIGNATURE	AUTHORIZED SIGNER
Date:
TITLE
Compliance Status: Yes No

DATE